UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2008 (February 13, 2008)

JDS UNIPHASE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On February 13, 2008, JDS Uniphase Corporation (the "Company") completed the acquisition of American Bank Note Holographics, Inc., of Robbinsville, New Jersey ("ABNH") for a total purchase price of $137.4 million. ABNH common stockholders will receive $1.00 in cash and 0.447903 shares of Company common stock for each outstanding share of ABNH common stock.

Item 9.01.  Financial Statements and Exhibits.

The Company will file the financial statements required by Regulation S-X not later than seventy-one calendar days after the date that this Current Report on Form 8-K is filed.

(d) Exhibits

Exhibit No.	Description of Document
99.1	Press Release of Registrant, dated February 13, 2008, entitled "JDSU Completes Acquisition of American Bank Note Holographics, Inc."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

Date: February 20, 2008	By:	/s/ Christopher S. Dewees
Christopher S. Dewees
Senior Vice President, Corporate Development and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press Release of Registrant, dated February 13, 2008, entitled "JDSU Completes Acquisition of American Bank Note Holographics, Inc."